Exhibit 3.3

CERTIFICATE OF FORMATION

OF

CELANESE HOLDINGS LLC

Dated as of November 3, 2004

This Certificate of Formation for Celanese Holdings LLC is being duly executed and filed by the undersigned, as sole member, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

1.             The name of the limited liability company formed hereby is Celanese Holdings LLC (the “Company”).

2.             The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name and address of the registered agent of the Company is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Celanese Holdings LLC as of the date first above written and submits it for filing in accordance with Section 18-201 of the Delaware Limited Liability Company Act.

CRYSTAL US HOLDINGS 3 L.L.C., as sole member
By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Manager